UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010 (June 1, 2010)

ABC ACQUISITION CORP. 1501

(Exact name of Company as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

123 March Street, Suite 202, Sault Ste Marie, Ontario, Canada P6A 2Z5

(Address of Principal Executive Offices) (Zip code)

Company’s telephone number, including area code: 705 253 5096

300 Center Avenue, Suite 202, Bay City, MI 48708

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Company under any of the following provisions:
____ Written communications pursuant to Rule 425 under the Securities Act
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

FORWARD LOOKING STATEMENTS

There are statements in this current report that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will,”, “would”, "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire current report carefully, especially the risks discussed under Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this current report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this current report will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement

On June 4, 2010, ABC Acquisition Corp. 1501 (the “Company”, “we” or “us”) entered into a license agreement (the “Cormier License”) with R&B Cormier Enterprises Inc. (“Cormier Enterprises”), an Ontario corporation, pursuant to which Cormier Enterprises granted us an exclusive, non-transferable and irrevocable right to develop and commercialize certain intellectual property that we will use in conducting airborne and other surveys of forested lands in areas that are difficult to access. Those surveys would be conducted in a statistically verifiable process that is designed to be employed for use in carbon trading programs to assess the value (and potential value) of the surveyed lands as carbon sequestration land parcels in carbon trading, carbon sequestration, and other greenhouse gas emission control, offset and reduction programs. Pursuant to the Cormier License, we are required to pay a royalty of 2.5% on any revenue earned by the Company from the use of the Cormier License. In addition, under the agreement we have pre-paid the royalty on the first $225,000 of revenue to be earned under the Cormier License by issuing 18,750,000 of the Company’s common shares to Cormier Enterprises at a value of $0.0003/share.

On June 4, 2010, we also entered into a license agreement (the “GSN License”) with GSN Dreamworks, Inc. (“GSN”), an Ontario corporation, pursuant to which GSN granted the Company an exclusive, non-transferable and irrevocable right to develop and commercialize certain intellectual property that we will use in quantifying the value of forested lands and other parcels of property within the context of carbon trading programs, wherein such lands are expected to have value (that is currently unrealized) as carbon sequestration land parcels in carbon trading, carbon credit, and other greenhouse gas emission control, offset and reduction programs. Pursuant to the GSN License, we are required to pay a royalty of 2.5% on any revenue earned by the Company from the use of the GSN License. In addition, under the GSN License we have pre-paid the royalty on the first $225,000 of revenue to be earned under the GSN License by issuing 18,750,000 of our common shares to GSN at a value of $0.0003/share.

To facilitate the use of the Cormier License and GSN License, the Company entered into consulting agreements with Luc C. Duchesne and Robert G. Cormier, pursuant to which Mr. Duchesne and Mr. Cormier will provide the Company with management and advisory services with respect to the intellectual property licensed to the Company under those licenses. Further to those agreements, Luc Duchesne has been appointed the Chief Executive Officer, President and Treasurer/Chief Financial Officer of the Company, and Mr. Cormier has been appointed the Chief Operating Officer and Secretary of the Company. As consideration for agreeing to make their services available, we agreed to make a one-time payment of $9,125 to each of them, payable as to $3,500 in cash as to the remaining $5,925 in the form of 19,750,000 common shares valued at $0.0003 per share (for a total payment of $11,300 paid through the issuance of 39,500,000 common shares). In addition to these payments, we agreed that we would pay additional remuneration to these individuals for their on-going services, likely in the form of a monthly cash payment that would be established and would commence after the Company has commenced more regular business operations.

These Consulting Agreements have a term of 3 years. However, we may elect to terminate the agreements at any time upon notice. In addition, under these agreements Mr. Duchesne and Mr. Cormier agreed that any intellectual property arising from or included to in any modifications or improvements to the licensed technology and intellectual property, or to any other rights owned, licensed or used by the Company, will be owned by us, and they assigned to the Company any interest they may have therein.

The Company’s business plan for the development, exploitation and commercialization of the intellectual property licensed under the Cormier License and the GSN License is discussed in greater detail under item 5.06 of this current report on Form 8-K.

R&B Cormier Enterprises Inc. is wholly owned by Mr. Cormier and his spouse. GSN Dreamworks Inc. is wholly owned by Mr. Duchesne.

Item 4.01. Changes in Company’s Certifying Accountant

The Company has determined that, considering the change of control of the Company (see item 5.01), effective June 4, 2010 it changed auditors. Accordingly, the Company terminated its relationship with UHY LLP ("UHY") as independent registered public accounting firm for the Company. UHY, Southfield, Michigan, USA was previously engaged to audit our financial statements for the year ended December 31, 2009. The decision to change accountants was approved and ratified by the Company’s Board of Directors. The report of UHY on the financial statements of the Company for the year ended December 31, 2009 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to the Company’s ability to continue as a going concern. Additionally, since the inception of the Company in July 2009, in the 2009 fiscal year and in any subsequent interim period there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

While UHY was engaged by the Company, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreements if not resolved to the satisfaction of UHY would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements for the fiscal year ended December 31, 2009.

The Company provided UHY with a copy of the disclosures to be included in item 4.01 of this current report on Form 8-K and requested that UHY furnish a letter addressed to the Securities and Exchange Commission stating whether or not UHY agrees with the foregoing statements. A copy of the letter from UHY to the Commission, dated June 4, 2010, is attached as Exhibit 16.01 to this Current Report on Form 8-K.

The Company engaged Soberman, LLP, of Toronto, Ontario, Canada as the Company’s independent registered public accounting firm as of June 4, 2010. Soberman LLP is and will continue to be the Company’s independent registered public accounting firm.

Item 5.01 Change of Control of Company

On June 4, 2010, Ben Fuschino, our sole officer and director, sold his 35,000,000 shares of the Company’s common stock, which shares represent 100% of our issued and outstanding common stock, to Luc Duchesne and Robert Cormier for a total purchase price of $7,000. Mr. Duchesne and Mr. Cormier paid for those shares with their personal funds.

Upon closing of this share transfer, there arose a change of control whereby Mr. Duchesne and Mr. Cormier collectively held a controlling 100% ownership interest in the Company. Immediately thereafter, additional common shares were issued by the Company as follows:

  as disclosed under item 1.01 of this current report, a total of 37,500,000 shares of common stock were issued to two companies, one of which is owned and controlled by Mr. Duchesne, and the other owned and controlled by Mr. Cormier and his spouse;

  as disclosed under item 1.01 of this current report, a total of 39,500,000 shares of common stock were issued to Mr. Duchesne and Mr. Cormier as consideration for their agreement to make their services available to the Company (as officers and in any other capacity under their Consulting Agreements with us);

  as disclosed under item 5.02 of this current report, a total of 6,500,000 shares of common stock were issued to our directors in payment for their service on the board of directors;

  as disclosed under “Form 10-Recent Sales of Unregistered Securities 10 Disclosure” in this item 5.01, a total of 146,000,000 shares of common stock were issued to a total of 19 investors on a private placement basis.

Form 10 Disclosure

Item 5.01(a)(8) of Form 8-K states that if the registrant filing a report was a shell company, as the Company was, immediately before the change in control, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10.

Accordingly, the Company is providing below the information that would be included in a Form 10 if we were to file such form. Please note that the information provided below relates to the Company and its business, currently and projected to be conducted, upon and after the change of control, with such information reflecting the Company and its securities upon consummation of the transactions stated above, including those disclosed in items 1.01, 5.02 and 5.06 of this current report. Pursuant to item 5.01(a)(8) of Form 8-K, the information required by items 3, 5, 8, 9 and 13 of Form 10 is incorporated by reference into this current report from our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Business

The Company’s business plan and objective is to use certain licensed intellectual property to provide services and capitalize on opportunities relating to carbon trading, carbon sequestration, and other greenhouse gas emission control, offset and reduction programs. With the increasing importance of such programs, whether participation in them by businesses is voluntary or as a result of mandatory government regulations, we believe there are opportunities for property owners and holders of timber harvesting rights to unlock the value of forested lands and other parcels of property as sources and generators of carbon credits.

Plan of Operations

The Company plans to use its licensed intellectual property and technology licensed to conduct airborne and other surveys of forested lands in areas that are difficult to access. Those surveys would be conducted in a statistically verifiable process designed for use in carbon trading programs to assess the value (and potential value) of the surveyed lands as carbon sequestration land parcels in carbon trading, carbon sequestration, and other greenhouse gas emission control, offset and reduction programs. We may also improve the intellectual property, expand the Company’s services into complementary areas and pursue other business opportunities in carbon credit and trading and other areas that are brought to our attention. In addition, the Company may seek to use its licensed intellectual property (and any improvements thereon or derivations therefrom) to pursue opportunities relating to the bio-diversity of surveyed lands.

Risk Factors

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management's own pecuniary interests may at some point compromise their fiduciary duty to our stockholders. Luc Duchesne and Robert Cormier, who are the Company’s sole officers and a majority of its directors, continue to be involved in businesses that operate and commercialize technology that is similar or related to the Company’s, but in different areas. In addition, although it is anticipated that these individuals will spend significant time and effort developing our business, it is possible that they will be exposed to business or employment opportunities that would conflict with the interests of the Company, or cause them to reduce their efforts on the Company’s behalf or entirely cease working with the Company. If we and any other businesses with which our officers are involved wish to take advantage of the same opportunity, then the officer and director that is affiliated with both companies would abstain from voting upon the opportunity.

Future success is highly dependent on the ability of management to further develop and implement a business plan, and secure customers.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our activities will depend on the availability of finances, opportunities relating to carbon trading, offset and reduction regimes, greenhouse gas emission reduction programs, government regulations and economic conditions in the forestry and timber industries. As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination. The Company has had no recent operating history and no revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without realizing significant revenues for the forseeable future, at least until the market opportunities for the Company’s services and technology develops and the demand for our services becomes more proven and regular. This will likely result in our incurring net operating losses for the foreseeable future. We cannot assure that our business will develop as hoped, or that it will become profitable.

There is no trading market for our common stock.

Outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable v.s. securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

Our business may have no revenues for the foreseeable future.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully develop an operating business involving the use of the Cormier License and GSN License.

We may issue more shares to raise additional capital, and permit the development of the Company’s business. As a result, the shareholdings of current shareholders may be diluted.

Our Articles of Incorporation authorizes the issuance of a maximum of 400,000,000 shares of common stock and a maximum of 100,000,000 shares of preferred stock. We may issue additional shares from time to time to raise the capital that we anticipate will be required to further develop our business. Any share issuance would be subject to compliance with applicable securities laws and subject to the limitation that, unless our articles of incorporation are amended with approval of our stockholders, no more that 400,000,000 shares of common stock, and no more that 100,000,000 shares of preferred stock, may be issued and outstanding at any time. The Company’s issuance of additional shares may be accomplished without stockholder approval. This may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued from time to time may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

We cannot assure you that our shares will be listed on a securities exchange or quotation service (whether the Nasdaq, the American Stock Exchange, the OTC Bulletin Board or any other equivalent or similar securities exchange).

We may ultimately seek the listing of our common stock on Nasdaq or the American Stock Exchange. However, we cannot assure you that we will be able to meet the initial listing standards of either of those or of any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the Nasdaq or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we could be subject to an SEC rule that, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

There is no public market for our common stock, nor have we ever paid dividends on our common stock.

There is no public trading market for our common stock and none is expected to develop until our business develops further. Additionally, we have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Authorization of preferred stock.

Our Articles of Incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Currently, 240,000 preferred shares have been authorized and issued, as discussed elsewhere in this current report. Although we have no present intention to issue any other shares of the Company’s authorized preferred stock, there can be no assurance that we will not do so in the future.

Carbon trading may become obsolete

Carbon trading is a commercial activity that can be regulated by specific jurisdictions or can be voluntary. When regulated, governments compel polluters to reduce their greenhouse gas emissions through technological improvements or through the purchase of carbon offsets (carbon credits). It is an identified risk factor that new legislation may arise in certain jurisdictions that may render the Company’s business plan and technology obsolete with respect to carbon credits. With respect to the voluntary trade of carbon credits, there is a significant risk that certain voluntary purchasers of carbon credits may elect to cease the purchase of carbon credits for various reasons that are inherent to their business plans, or because of changing economic, political or other conditions.

Financial Information

Overview

ABC Acquisition Corp 1501 was incorporated in the State of Nevada on July 10, 2009. From inception until June 4, 2010, our efforts were focused primarily on organizational efforts and on obtaining initial financing. We were formed as a vehicle to pursue a business combination through the acquisition of, or merger with, an operating business. We filed a registration statement on Form 10 with the U.S. Securities and Exchange Commission (the “SEC”) on October 28, 2009, and since its effectiveness, our principal objective for the next 12 months and beyond has been to engage in a reverse merger transaction with a private company, acquire assets or engage into other yet unspecified business or businesses.

Until June 4, 2010, we were considered to be a "blank check" company. The SEC defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, until June 4, 2010 we also qualified as a “shell company,” because we had no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.

We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

As discussed in items 1.01 and 5.06 of this current report, on June 4, 2010, the Company was granted a license to certain intellectual property that it plans to use to provide services and capitalize on opportunities relating to carbon trading, carbon sequestration, and other greenhouse gas emission control, offset and reduction programs. With the increasing importance of such programs, whether participation in them by businesses is voluntary or as a result of mandatory government regulations, we believe there are opportunities for property owners and holders of timber harvesting rights to monetize the value of forested lands and other parcels of property in carbon sequestration, carbon offset and other carbon credit programs. Having obtained these licenses and considering the Company’s plan for the development of its business using the licensed technology, on June 4, 2010 the Company ceased being a blank check company and a shell company.

Liquidity and Capital Resources

We do not currently engage in any business activities that provide cash flow, and in pursuing business opportunities using the intellectual property and technology licensed from Cormier Enterprises and GSN, we expect to incur expenses without generating any material revenues for the foreseeable future. The costs of investigating and analyzing possibilities for business transactions from inception to June 4, 2010, and the costs of operating the Company (including paying management, legal advisors, accounting and other fees, and business development expenses) for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

As reported below under Recent Sales of Unregistered Securities, the Company has raised a total of $28,800 through the sale of shares of common stock. We anticipate that these funds will be sufficient to fund our operations for the next 3 months. We have not identified any sources of additional funding for our continued operations, nor have we committed to a plan for funding if our current assets prove inadequate.

During the next 12 months we anticipate incurring costs related to:

  pursuing business opportunities to obtain engagements from clients for the use of our licensed technology;

  preparing our financial statements and having them reviewed and audited; and

  preparing and filing of Exchange Act reports.

We anticipate that we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Properties

We neither rent nor own any properties. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, upon closing of the Agreement, the number of shares of common stock beneficially owned of record by executive officers, directors and persons who hold 5% or more of the outstanding common stock of the Company.

Common Stock
Name and Address	Amount and Nature of Beneficial	Percentage of
	Ownership	Class
Luc Duchesne (1)	58,000,000 (2)	21.93%
132 Leo Avenue
Sault Ste Marie, ON
P6A 3V7
Canada
Robert Cormier (3)	58,000,000 (4)	21.93%
19 Coulson Avenue
Sault Ste Marie, ON
P6A 3X4
Canada
Benjamin Ward	2,000,000	0.76%
115 Sydenham St.
Dundas, ON
L9H 2V5
Canada
All Officers and Directors as a group (5)	108,000,000	44.61%

(1) As discussed under item 1.01 and item 5.02 of this current report, Luc Duchesne serves as the Chief Executive Officer, President, Treasurer/Chief Financial Officer and a director of the Company.
(2) Includes 18,750,000 shares registered to GSN Dreamworks Inc., a company wholly owned by Mr. Duchesne.

(3) As discussed under item 1.01 and item 5.02 of this current report, Robert Cormier serves as the Chief Operating Officer, Secretary and a director of the Company.

(4) Includes 18,750,000 shares registered to R&B Cormier Enterprises Inc., a company wholly owned by Mr. Cormier and his spouse.

(5) Excludes 500,000 shares held by Henry Chu. Mr. Chu served as a director of the Company for a period of time, but no longer serves in that capacity.
Directors and Executive Officers
Name	Age	Position
Luc Duchesne	49	Chief Executive Officer, President and Treasurer/Chief Financial Officer; Director
Robert Cormier	53	Chief Operating Officer and Secretary; Director
Benjamin Ward	30	Director

On June 4, 2010, after the Company entered into the material agreements discussed in item 1.01 of this current report on Form 8-K, Luc Duchesne and Robert Cormier were elected as officers and directors of the Company. As discussed under item 1.01 of this current report, Mr. Duchesne has been appointed the Chief Executive Officer, President and Treasurer/Chief Financial Officer of the Company, and Mr. Cormier has been appointed the Chief Operating Officer and Secretary of the Company.

During the last five years, Luc Duchesne (age 49) has been President and CEO of Forest BioProducts Inc, a consulting firm in forestry dealing with resource development; SITTM Technologies Inc, a biodiesel technology and brokerage firm; and GSN Dreamworks Inc., a research and development firm involved in opportunities relating to carbon stocks and natural resources. Luc Duchesne holds a PhD in plant biochemistry from the University of Guelph, a M.Sc. in Forest Sciences from the University of Toronto (1985) and a B.Sc. in Forest Engineering from Laval University (1983). He has authored or co-authored 85 peer-reviewed scientific articles, book chapters or books. He has developed algorithms and other knowledge relating to carbon stocks and the assessment of the amount of carbon stock found in various natural ecosystems. That intellectual property can be used to validate carbon stocks in the context of carbon trading regimes.

During the last five years, Robert Cormier (age 53) has been President and Chief Pilot of R&B Cormier Enterprises Inc., an Ontario corporation, and Remote Airborne Solutions Inc., an Alberta corporation. He has developed a methodology for the imaging and interpretation of lands for the purpose of determining tree and resource inventories. Mr. Cormier is a commercial pilot, research diver and forestry technologist. From 1982 to 1989, he was an owner and senior manager of a commercial trading house with an international clientele. Prior to 1982, Mr. Cormier was a full time pilot and held various management positions including Senior Line Pilot and Chief Pilot, responsible for compliance with Transport Canada requirements and corporate safety and governance protocols. Mr. Cormier has also acted as a volunteer director to many non profit corporations such as the Sault Ste. Marie Innovation Centre. During his career, he has worked and consulted on natural resource issues on all continents except Australia/Antarctica.

On June 4, 2010, Benjamin Ward (age 30) was also elected as a director of the Company. Mr. Ward joined Mr. Duchesne and Mr. Cormier on the board of directors. Mr. Ward’s primary occupation is as the Executive Director of Kerr Street Community Services (“KSCS”), a community development organization that works from in Oakville, Ontario Canada. Mr. Ward is responsible for management of 55 staff and 400 volunteers to deliver tangible relief programs relating primarily to food security and educational initiatives. 5,200 people rely on the services of KSCS every month. Mr. Ward has extensive experience in international development as the National Director of Economic Development for OMS International, with project implementation experience in over 40 countries. Mr. Ward has served on the Advisory Board of Empower Global, a microfinance organization operating in Asia, Africa and the Caribbean. He currently serves as a non-member advisory committee member of that organization. Mr. Ward holds a (H)BA, Postgraduate Certificate of Management and Master of Business Administration with a dual concentration of finance and operations from the Bradford University School of Management, England.

As an advance payment for the service of Mr. Cormier, Mr. Duchesne and Mr. Ward as directors of the Company, 2,000,000 common shares of the Company were issued to each of them, at a deemed price of $0.0003 per share.

None of the director resignations disclosed on this current report arose because of a disagreement with the Company or a removal of a director.

There are no family relationships between any of the individuals serving as directors or officers of the Company.

As discussed under item 1.01 and item 5.06 of this current report on Form 8-K, we entered into license agreements with companies owned and/or controlled by Mr. Cormier and Mr. Duchesne, and we also entered into consulting agreements with these individuals. Further information about those agreements is provided under items 1.01 and 5.06.

Executive Compensation

During the fiscal year ended December 31, 2009, no cash compensation was paid to any directors or “named executive officers” (as defined under Regulation S-K under the Securities Act and Exchange Act), nor was any compensation paid in the form of options, warrants, shares or other securities.

As discussed under item 1.01 of this current report, each of Mr. Duchesne and Mr. Cormier will receive cash payments of $3,500 as payment for their agreement to serve as officers of the Company and to provide us with the services contemplated under the Consulting Agreements with them. Each of them will also be issued 19,750,000 shares of our common stock. Pursuant to our Consulting Agreements with Mr. Duchesne and Mr. Cormier, the Company anticipates that it will pay additional remuneration to these individuals for their on-going services, likely in the form of a monthly cash payment that would be established and would commence after the Company has commenced more regular business operations. For the time being, the amount of those payments and any other conditions as to the timing and nature of those payments has not been determined. The Company does not expect that these individuals or other officers (should they be appointed) will receive any remuneration until we have adequate financial resources.

Mr. Duchesne and Mr. Cormier are not employees of the Company, and there are no other employees. Therefore, no retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation that the Company’s management will receive or be entitled to receive after a business transaction that is required to be included in this current report, or otherwise.

As the Company has not yet earned any revenue from its operations, we have not yet developed programs and policies that would apply to or guide decisions regarding compensation to be awarded to its officers and directors. As the Company’s business develops and it becomes possible to make (or contemplate making) more cash payments to its officers and directors, the directors of the Company will consider developing and adopting appropriate compensation programs and policies consistent with industry and competitor practices, the levels of activity for the Company and the success of the Company’s service offering. For the foreseeable future, the Company expects that cash compensation will be limited, in favour of non-cash forms of compensation.

Compensation Committee Interlocks and Insider Participation

The Company did not have a compensation committee in the fiscal year ended December 31, 2009, nor does it currently have one. During the fiscal year ended December 31, 2009, our board of directors had no deliberations regarding executive officer compensation. To date during the current fiscal year, no officers or employees of the Company participated I deliberations of our board of directors concerning executive officer compensation.

In addition, during the fiscal year ended December 31, 2009 and since that time:

  none of the directors of the Company served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee or board;

  none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee or board; and

  none of our executive officers served as a member of the compensation committee or board of another entity, one of whose executive officers served as one of our directors.

Certain Relationships and Related Party Transactions, and Director Independence

Since inception, as discussed under items 1.01 and 5.06 of this current report, the Company entered into license agreements with companies controlled by individuals who have become directors and executive officers of the Company, as well as consulting agreements with those individuals. Further details regarding those agreements are provided under items 1.01 and 5.06 of this current report. As it is currently not possible for the Company to predict the amount of revenue that will be earned by us from the intellectual property under license, and accordingly the amount of royalty payments to be made, we have not provided an estimate of the approximate dollar value of the amount involved in these license agreements. In addition, other than the intial payments of $9,125 to each of Mr. Duchesne and Mr. Cormier, payable as to $3,500 in cash as to the remaining $5,925 in the form of 19,750,000 common shares valued at $0.0003 per share, the board has not authorized any future payments to them as officers.

Benjamin Ward is the sole member of our board of directors who is independent. In assessing whether Mr. Ward and the other directors of the Company are independent, the Company adopted the standard imposed by the Nasdaq Stock Market. Under those rules, an "independent director" is any director, other than an executive officer or employee of the applicable company or any other individual having a relationship which, in the opinion of the applicable company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For purposes of this rule, "family member" means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home. Under the Nasdaq Stock Market’s rules, the following persons are not independent:

(A) a director who is, or at any time during the past three years was, employed by the Company;

(B) a director who accepted or who has a Family Member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i) compensation for board or board committee service;

(ii) compensation paid to a family member who is an employee (other than an executive officer) of the applicable company; or

(iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

(C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an Executive Officer;

(D) a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the applicable company made, or from which the applicable company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i) payments arising solely from investments in the Company's securities; or

(ii) payments under non-discretionary charitable contribution matching programs.

(E) a director of the company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the applicable company serve on the compensation committee of such other entity; or

(F) a director who is, or has a family member who is, a current partner of the company's outside auditor, or was a partner or employee of the applicable company's outside auditor who worked on the applicable company's audit at any time during any of the past three years.

Market Price of and Dividends on the Company's Common Equity and Related Stockholder Matters

Market Information

Neither our common stock nor our Class A Preferred Shares are trading on any stock exchange or listed quotation service. The Company is not aware of any market activity in our stock since our inception and through the date of this filing. The Company does not intend to seek the listing or quotation of our Class A Preferred Shares on any stock exchange or quotation service.

Holders

As of June 4, 2010, there were 21 holders of record of the 264,500,000 shares of the Company’s common stock outstanding. As of that date, there were four record holders of the Company’s outstanding 240,000 Class A Preferred Shares.

Dividend Policy

We have not declared or paid any cash dividends on our common stock or preferred stock and we do not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the sole director and will depend on the Company's earnings, if any, its capital requirements and financial condition and such other factors as the sole director may consider.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans or any individual compensation arrangements with respect to our common stock or preferred stock.

The issuance of any of our common or preferred stock is within the discretion of our sole director, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

Issuer Purchases of Equity Securities

None.

Recent Sales of Unregistered Securities

Since the inception, the Company sold the following unregistered securities:

• on July 10, 2009, the Company issued 35,000,000 common shares to the sole director and officer of the Company, at a purchase price of $0.0001 per common share, for the aggregate proceeds of $3,500;

• on June 3, the Company issued 500,000 common shares, at a deemed price of $0.0003 per common share, as an advance for the service as the sole director and officer of the Company;

• on June 3, 2010, the Company issued 240,000 preferred shares to four advisors of the company at a deemed price of $1.00 per preferred share, for services rendered;

• on June 4, 2010, the Company issued 37,500,000 common shares pursuant to two license agreements (18,750,000 common shares to each licensor) at a deemed price of $0.0003 per common share, for grant of exclusive technology licenses;

• on June 4, 2010, the Company issued 39,500,000 common shares to two consultants (19,750,000 common shares to each consultant) pursuant to consulting agreements, at a deemed price of $0.0003 per common share for consulting services;

• on June 4, 2010, the Company issued 6,000,000 common shares to the directors of the Company (2,000,000 common shares to each director), at a deemed price of $0.0003 as an advance payment for their service on the board for 2010;

• on June 4, 2010, the Company issued 50,000,000 common shares pursuant to a private placement to accredited investors (12,500,000 common shares to each investor) at a purchase price of $0.0003 per share, payable by promissory notes ($3,750 each promissory note); and

• on June 4, 2010, the Company issued 96,000,000 common shares pursuant to a private placement to accredited investors at a purchase price of $0.0003 per share for total proceeds of $28,800.

Description of Registrant’s Securities to be Registered

Common and Preferred Stock

The authorized capital stock of our Company consists of 400,000,000 shares of common stock, par value $0.0001 per share, of which there are currently 264,500,000 issued and outstanding, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of which 240,000 shares have been designated and issued as Class A Preferred Shares.

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the sole director out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

The designated and issued Class A Preferred Shares are all non-voting shares. The Class A Preferred Shares accrue interest at 10% per annum on their issue price of such Class A Preferred Shares, with interest accruing daily and to be compounded to the extent unpaid annually. Each outstanding Class A Preferred Share will be retractable by the Company for CAD$1.00 per Class A Preferred Share, plus any accrued and unpaid interest. The Class A Preferred Shares are not entitled to participate in the capital appreciation of the Company. Furthermore, if the Company is liquidated, dissolved or wound up (whether voluntarily or not), or if there is any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preferred Shares will be entitled to receive an amount equal to CAD$1.00 for each Class A Preferred share then issued and outstanding, plus accrued and unpaid interest from distribution of the property or assets of the Company before any distribution of any part of the property or assets of the Company among the holders of the common shares or any other shares.

Indemnification of Directors and Officers

The incorporation required under Form 10 under item 12 is incorporated by reference from our current report on Form 8-K filed on May 21, 2010.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain

On June 1, 2010, Nitin Amersey resigned as our sole officer and director. On that date, Ben Fuschino was elected the President, Chief Financial Officer, Secretary and sole director of the Company. Mr. Fuschino (age 48) is the past President and CEO of both Michigan Gold Mining Ventures and Sarissa Resources, Inc. Today, Mr. Fuschino is President of Friggi N.A. Inc., a machine tool company. Some accomplishments to his credit include designing, structuring and implementing sales and marketing tactics within his large territory, negotiating a joint venture deal with a European company for equity investment and increased product breadth, and negotiating exclusive rights for new products to the North American market. Additionally, during his career, Mr. Fuschino held the position of Manager Retail Banking at the Royal Bank of Canada in which he supervised a staff of 20 employees and was responsible for overall branch performance. Mr. Fuschino was also the President of Herakles Holdings, Inc. where he focused on management consulting. While at Herakles Holdings, Inc., Mr. Fuschino prepared business plans and company assessments, provided financial consulting to individuals and corporations, as well as setup and coordinated management presentation workshops. Mr. Fuschino studied business, political science and economics at the University of Western Ontario, as well as marketing and communications at the University of Windsor. Today he continues his studies of philosophy and psychology at the University of Western Ontario. Mr. Fuschino is fluent in 4 languages.

On June 3, 2010, Mr. Fuschino resigned as the sole officer and director of the Company, and Henry C. Chu, was elected as a director of the Company, and appointed as the Interim Chief Executive Officer of the Company. Mr. Chu’s is an owner of environmental technology businesses. He has over 15 years of experience as a leader in business solutions to environmental issues. Mr. Chu is a pioneer in business fields such as bio-remediation, water purification and energy efficient lighting. Mr. Chu has developed a broad contact base in areas relating to providing cost-effective solutions to environmental issues. As an advance payment for his service as a director and officer of the Company in 2010, 500,000 common shares of the Company were issued to Mr. Chu (at a deemed price of $0.0003 per share).

On June 4, 2010, after the Company entered into the material agreements discussed in item 1.01 of this current report on Form 8-K, Mr. Chu resigned as an officer and director of the Company. On that day, and further to Mr. Chu’s resignations, Luc Duchesne and Robert Cormier were elected as officers and directors of the Company. As discussed under item 1.01 of this current report, Mr. Duchesne has been appointed the Chief Executive Officer, President and Treasurer/Chief Financial Officer of the Company, and Mr. Cormier has been appointed the Chief Operating Officer and Secretary of the Company. As an advance payment for their services as directors and officers of the Company in 2010, 2,000,000 common shares of the Company were issued to each of Mr. Cormier and Mr. Duchesne (at a deemed price of $0.0003 per share).

On June 4, 2010, Benjamin Ward, was also elected as a director of the Company. Mr. Ward joins Mr. Duchesne and Mr. Cormier on the board of directors. As an advance payment for his service as a director and officer of the Company in 2010, 2,000,000 common shares of the Company were issued to Mr. Ward (at a deemed price of $0.0003 per share).

Please refer to “Directors and Executive Officers” under item 5.01 of this current report for information regarding the qualifications and experience of Mr. Cormier, Mr. Duchesne and Mr. Ward. In addition, please refer to item 1.01 of this current report, as well as to the discussion under “Executive Compensation” under item 5.01 of this current report, for details regarding the Consulting Agreements we entered into with Mr. Cormier and Mr. Duchesne, and the compensation paid to them and to Mr. Ward for their service as directors and officers of the Company.

None of the director resignations disclosed on this current report arose because of a disagreement with the Company or a removal of a director.

There are no family relationships between any of the individuals serving as directors or officers of the Company.

As discussed under item 1.01 and item 5.06 of this current report on Form 8-K, we entered into license agreements with companies owned and/or controlled by Mr. Cormier and Mr. Duchesne, and we also entered into consulting agreements with these individuals. Further information about those agreements is provided under items 1.01 and 5.06.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2010, the Company amended its Articles of Incorporation and changed its name from “ABC Acquisition Corp. 1501” to “Bio-Carbon Systems International Inc.” In addition, a Certificate of Designation was filed with the Secretary of State for Nevada on June 4, 2010 designating 240,000 of our preferred shares as Class A Preferred Shares, the terms and conditions of which are described in greater detail in this current report under “Description of Registrant’s Securities to be Registered” in item 5.01.

Item 5.06 – Change in Shell Company Status

Until June 4, 2010, we were considered to be a "blank check" company. The SEC defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, until June 4, 2010 we also qualified as a “shell company,” because we had no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.

As discussed in items 1.01 and 5.01 of this current report, on June 4, 2010, the Company was granted a license to certain intellectual property that it plans to use to provide services and capitalize on opportunities relating to carbon trading, carbon sequestration, and other greenhouse gas emission control, offset and reduction programs. With the increasing importance of such programs, whether participation in them by businesses is voluntary or as a result of mandatory government regulations, we believe there are opportunities for property owners and holders of timber harvesting rights to monetize the value of forested lands and other parcels of property in carbon sequestration, carbon offset and other carbon credit programs. Having obtained these licenses and considering the Company’s plan for the development of its business using the licensed technology, on June 4, 2010 the Company ceased being a blank check company and a shell company.

The Company plans to use the intellectual property and technology licensed from Cormier Enterprises and GSN to conduct airborne and other surveys of forested lands in areas that are difficult to access. Those surveys would be conducted in a statistically verifiable process designed for use in carbon trading programs to assess the value (and potential value) of the surveyed lands as carbon sequestration land parcels in carbon trading, carbon sequestration, and other greenhouse gas emission control, offset and reduction programs. We may also improve the intellectual property, expand the Company’s services into complementary areas and pursue other business opportunities in carbon credit and trading and other areas that are brought to the attention of the Company. In addition, the Company may seek to use the intellectual property licensed from Cormier Enterprises and GSN (and improved upon by the Company) to pursue opportunities relating to the bio-diversity of lands that it surveys.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The following matters were submitted for approval by the shareholders of the Company, and the shareholders did approve each of these matters as presented to them:

  Election of Henry C. Chu as a director;

  Election of Benjamin Ward as a director; and

  Change of name of the Company from ABC Acquisition Corp. 1501 to Bio-Carbon Systems International Inc. and subsequent amendment of the Articles of Incorporation.

EXHIBITS
Exhibit No. Description

3.01 Certificate of Designation

3.02 Certificate of Amendment

10.01 Form of License Agreement dated June 4, 2010 between the Company and GSN Dreamworks, Inc.

10.02 Form of License Agreement dated June 4, 2010 between the Company and R&B Cormier Enterprises Inc.

10.03 Form of Consulting Agreement dated June 4, 2010 between the Company and Luc Duchesne

10.04 Form of Consulting Agreement dated June 4, 2010 between the Company and Robert Cormier

16.01 Letter of UHY LLP dated June 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 7, 2010

ABC ACQUISITION CORP. 1501

By: Luc Duchesne President & CEO

Exhibit 3.01

Exhibit 3.02

Exhibit 10.01

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made effective as of __________________, 2010 (“Effective Date”) between:

GSN DREAMWORKS, INC.

an Ontario corporation with its head office located at
103 Metig Street, Sault Ste. Marie, ON, P6A 5K9 (“Licensor”)

and

ABC ACQUISITION CORP.,
a Nevada corporation with its head office located at
375 N. Stephanie St., Ste 1411, Henderson, Nevada 89014-8909 (“Licensee”)

WHEREAS:

A. Licensor has developed a certain technology (the “Technology”) which includes and/or incorporates the techniques, rights and other elements described more fully in Schedule A and in the documents and instruments identified therein and can be used to assess tracts of land for carbon-credit values anywhere in the world; and

B. Licensee wishes to license the use of the Technology for assessing tracts of land to determine carbon-credit values and other potential values (the “Use”), and Licensor has agreed to license the Technology for such Use, pursuant to the terms of this Agreement.

NOW THEREFORE, for and in consideration of the foregoing and of the mutual covenants and promises hereinafter contained, and in further consideration from each Party to the other given, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree and understand as follows:

1. DEFINITIONS. In this Agreement, the following terms shall have the meanings set out below:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” and “controlling” shall have a similar meaning;

“Business Day” means any day, from 9:00 a.m. to 5:00 p.m., which is not a Saturday, Sunday or a statutory federal or provincial holiday in the Province of Ontario;

“Confidential Information” means all data and information relating to the business and management of either Party, including the Technology, trade secrets, technology and accounting records to which access is obtained hereunder by the other Party, and any materials provided by Licensor to Licensee; provided, that Confidential Information shall not include any data or information which:

(i) is or becomes publicly available through no fault of the other Party;

(ii) is already in the rightful possession of a Party prior to its receipt from the other Party;

(iii) is already known to the receiving Party at the time of its disclosure to the receiving Party by the disclosing Party, and is not the subject of an obligation of confidence of any kind;

(iv) is rightfully obtained by the other Party from a third party;

(v) is disclosed with the written consent of the Party whose information it is; or

(vi) is disclosed pursuant to court order or other legal compulsion;

“Laws” means all federal, provincial, territorial, municipal and local statues, regulations and by-laws applicable to Licensor, Licensee, or the license, as the case may be, regarding the use of the Technology, and all orders, notices, rules, decisions, codes, guidelines, policies, directions, permits, approvals, licenses and similar authorizations issued, rendered or imposed by any level of government including any ministry, department or administrative or regulatory agency or authority;

“Modifications” means any enhancements, changes, corrections, improvements, translations, adaptations, revisions, developments, upgrades or updates to the Technology; and “Modify” shall mean the creation of any of the foregoing;

“Parties” means both Licensor and Licensee and “Party” means either one of them as the context requires;

“Person” includes an individual, sole proprietorship, corporation, limited liability corporation, not-for-profit corporation, partnership, trust, association, joint venture, unincorporated organization, the Crown or any agency or instrumentality thereof and any other judicial entity recognized by law; and

“Technology” means the technology more fully described in Schedule A, including any Modifications that Licensor may provide to Licensee.

Other capitalized terms used in this Agreement but not defined in this Section 1 shall have the meanings set forth elsewhere in this Agreement.

2. LICENSE. Subject to the terms of this Agreement, Licensor hereby licenses to Licensee, for the use of Licensee, an irrevocable, non-transferable and exclusive right to apply and exploit the Technology in connection with the Use, either in Canada and elsewhere in the world, the foregoing being subject to the terms and conditions set forth in this Agreement.

3. LICENSE RESTRICTIONS. Except as otherwise provided in section 2 above, Licensee shall not:

(i) distribute, export, transmit, make Modifications to, transfer, adapt, loan, rent, lease, assign, sub-license or make available to another Person, the Technology, in any way, in whole or in part;

(ii) use the Technology unless the Use complies with applicable Laws;

(iii) allow the Use of the Technology by any third parties not authorized, pursuant to the terms of this Agreement, to use the Technology; or

(iv) otherwise use the Technology except as authorized herein.
Licensee agrees to take all reasonable precautions to prevent third parties from using the Technology in any way that would constitute a breach of this Agreement including, without limitation, such precautions as Licensee would otherwise take to protect its own proprietary software or information.

4. SUPPORT. Licensor will use commercially reasonable efforts to provide Licensee ongoing support for the Technology, Licensee’s license and the Use during the term of the Agreement, it being understood that if such support at any time requires or is expected to require material amounts of time, attention and resources from Licensor, then the parties will enter into a separate consulting agreement governing the terms and conditions for such support and any additional remuneration payable by Licensee to Licensor therefor.

5. ROYALTIES. Licensee shall pay to Licensor a royalty of 2.5% (the “Royalty”) shall be paid to Licensor on any revenue earned by Licensee from the Use of the License; provided that in lieu of paying such royalty on the first $225,000 of revenue earned by Licensee from the Use of the License, Licensee shall pre-pay the royalty on such revenue by issuing and delivering to Licensor 18,750,000 common shares of Licensee, valued at $0.0003 per share (therefore having a value of $5,625).

6. LICENSOR’S LIMITED REPRESENTATIONS AND WARRANTIES. Licensor represents and warrants:

(i) Licensor has the authority to enter into this Agreement, is the owner of the Technology and has the right to grant all of the license rights herein;

(ii) all technology, know-how or other intellectual property that is owned or controlled by Licensor and that is or could reasonably be expected to be necessary or beneficial to operation and exploitation of the Technology in connection with the Use has been included in the Technology; and

(iii) Licensor has not granted any rights or licenses to the whole or any part of the Technology, or any other intellectual property or technology, that would conflict with this Agreement.

7. OWNERSHIP. The Parties acknowledge and agree that as between the Parties, Licensor shall be the owner of all intellectual property rights in the Technology, as well as all related Modifications, written materials, logos, trademarks, trade names, copyright, patents, trade secret and moral rights, registered or unregistered. No proprietary interests or title in or to the intellectual property in the Technology or any Modifications is transferred to Licensee by this Agreement. Licensor reserves all rights not expressly licensed to Licensee under section 2.

8. INDEMNIFICATION.

(i) Licensor agrees to indemnify Licensee from any and all third party claims, damages, losses or expenses (including without limitation, punitive damages, court costs, arbitration fees, penalties, fines, amounts paid in settlement of claims, and reasonable legal fees) (hereinafter referred to as the “Losses”) which Licensee or any of its respective officers or directors, may become liable for as a result of, or in connection with, any third party claim asserted against Licensee to the extent such claim is based upon a contention that the Technology, or any portion thereof, used within the scope of this Agreement infringes any patents, copyrights, trade secrets, trademarks or other intellectual property rights of any third party; provided that Licensee has notified Licensor in writing of such claim within ten (10) days of a responsible officer of Licensee becoming aware of such claim. Licensee agrees that Licensor has the right to defend the foregoing claims; and provided further that if Licensee has notified Licensor in writing of such claim and Licensor does not take reasonable actions to vigorously defend such claims within ten (10) days of such notice, Licensee may defend such actions in the place and stead of, and at the expense of, Licensor, with Licensee being entitled to reimbursement of the costs reasonably incurred in so doing and/or to deduct such costs from outstanding and/or future Royalty payments.

(ii) Licensor agrees to indemnify Licensee from any and all Losses which Licensee or any of its respective officers or directors may become liable for as a result of, or in connection with, any third party claim asserted against Licensee to the extent such claim is based upon a use or application of the Technology by any party other than Licensee; provided that Licensee has notified Licensor in writing of such claim within ten (10) days of a responsible officer of Licensee becoming aware of such claim. Licensee agrees that Licensor has the right to defend the foregoing claims; provided that if Licensee has notified Licensor in writing of such claim and Licensor does not take reasonable actions to vigorously defend such claims within ten (10) days of such notice, Licensee may defend such actions in the place and stead of, and at the expense of, Licensor, with Licensee being entitled to reimbursement of the costs reasonably incurred in so doing and/or to deduct such costs from outstanding and/or future Royalty payments.

(iii) Subject to paragraphs (i) and (ii) of this Section 8, Licensee agrees to indemnify Licensor from any and all Losses which Licensor or any of its respective officers or directors may become liable for as a result of, or in connection with, any third party claim asserted against Licensor to the extent such claim is based upon Licensee’s operation or exploitation of the Technology within the Use, or Licensee’s use of the Technology in material breach of this Agreement. Licensor agrees that Licensee has the right to defend the foregoing claims; provided that if Licensor has notified Licensee in writing of such claim and Licensee does not take reasonable actions to vigorously defend such claims within ten (10) days of such notice, Licensor may defend such actions in the place and stead of, and at the expense of, Licensee.

(iv) If the Technology or any portion thereof is held to constitute an infringement of another Person’s rights, and use thereof is enjoined, Licensor shall, at its election and expense, either:
a. procure the right to use the infringing element of the Technology; or
b. replace or modify the element of the Technology, so that the infringing portion is no longer infringing and still performs the same function without any material loss of functionality; and
c. make every reasonable effort to correct the situation with minimal effect upon the operations of Licensee.

Notwithstanding the foregoing, Licensor shall have no liability for any claim of infringement based on Use of other than a current, unaltered release of the Technology available from Licensor if such infringement would have been avoided by the use of a current, unaltered release of the Technology.

9. CONFIDENTIALITY. Each of Licensor and Licensee shall use reasonable efforts (and, in any event, efforts that are no less than the efforts used to protect its own Confidential Information) to protect from disclosure such information that is the Confidential Information of the other. Each of Licensor and Licensee shall divulge such Confidential Information only to its employees or agents who require access to it for the purposes of this Agreement or as otherwise provided in this Agreement. Each of Licensor and Licensee (the “Indemnifying Party”) agree to indemnify the other (the “Indemnified Party”) for all Losses incurred by the Indemnified Party as a result of a failure of the Indemnifying Party to comply with its obligations under this section 9; provided that the Indemnified Party has given prompt notice of any such claim and, to the extent that a claim may lie against a third party for the unauthorized disclosure of such Confidential Information, the right to control and direct the investigation, preparation, action and settlement of each such claim; and further provided that the Indemnified Party reasonably co-operates with the Indemnifying Party in connection with the foregoing and provides the Indemnifying Party with all information in the Indemnified Party’s possession related to such claim and such further assistance as reasonably requested by the Indemnifying Party.

10. LIMITATION OF LIABILITY. The limitation of liability provisions of this Agreement reflect an informed voluntary allocation of the risks (known and unknown) that may exist in connection with the licensing of the Technology hereunder by Licensor, and such voluntary risk allocation represents a material part of the Agreement reached between Licensor and Licensee.

(A) THE TECHNOLOGY IS NOT GUARANTEED AND IS PROVIDED “AS IS”, AND LICENSOR GIVES NO OTHER REPRESENTATIONS, WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES AS TO UNINTERRUPTED OR ERROR FREE OPERATION, MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE, OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

(B) IN NO EVENT SHALL LICENSOR OR LICENSEE, OR THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS BE LIABLE TO THE OTHER PARTY FOR ANY CLAIM FOR: (i) PUNITIVE, EXEMPLARY, OR AGGRAVATED DAMAGES, (ii) DAMAGES FOR LOSS OF PROFITS OR REVENUE, FAILURE TO REALIZE EXPECTED SAVINGS OR LOSS OF USE; (iii) INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES; (iv) CONTRIBUTION, INDEMNITY OR SET-OFF IN RESPECT OF ANY CLAIMS AGAINST LICENSEE; (v) ANY DAMAGES WHATSOEVER RELATING TO THIRD-PARTY PRODUCTS OR SERVICES; OR (vi) ANY DAMAGES WHATSOEVER RELATING TO INTERRUPTION, DELAYS, ERRORS OR OMISSIONS.

11. TERM AND TERMINATION. The term of this Agreement shall be for five (5) years (the “Initial Term”) and, provided that at the end of the Initial Term, and later at the end of each Renewal Term (as defined in this section) Licensee has paid all Royalties owing hereunder, the Agreement shall automatically renew for successive terms of five (5) years (each a “Renewal Terms”) unless terminated by Licensee in writing not less than thirty (30) days prior to the expiration of the Initial Term or any Renewal Term (the “Term”).

Either Party shall have the right on prior written notice to the other Party to terminate this Agreement if:

(i) the other Party fails to pay an amount to the other when due hereunder and such breach is not cured within thirty (30) days after written notice of such breach is given to it by the other Party;

(ii) the other Party files a voluntary, or consents to an involuntary, petition in bankruptcy or insolvency or petitions for reorganization under any bankruptcy law (and such is not dismissed within ten (10) days);

(iii) there is an order, judgment or decree by a court of competent jurisdiction, upon the application of a creditor, approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of the other Party’s assets and such order, judgment or decree continues in effect for a period of thirty (30) consecutive days; or

(iv) the other Party fails to perform any of the other material obligations set forth in this Agreement and such default: (i) in the case of a default which is remediable continues for a period of thirty (30) days after written notice of such failure has been given by the non-defaulting Party; or (ii) in the case of a non-remediable default, immediately upon notice.

Upon the termination or expiry of this Agreement, pursuant to its terms:

a) Licensee shall immediately deliver to Licensor any of Licensor’s Confidential Information provided hereunder (including the Technology and Documentation) then in its possession or control, if any, and shall deliver a certificate of an officer of Licensee certifying the completeness of same;

b) Licensee shall refrain from further use of such Confidential Information; and

c) Licensee shall forthwith pay all sums owing to Licensor hereunder.

Nothing in this section 11 shall limit either Party’s rights or remedies available at law, in equity or otherwise.

12. SURVIVAL. The applicable provisions of sections 6 through 11 shall survive the expiry or termination of this Agreement.

13. FORCE MAJEURE. Dates and times by which any Party is required to render performance under this Agreement shall be automatically postponed to the extent and for the period that Licensor is prevented from meeting them by reason of any cause beyond its reasonable control; provided that such Party notifies Licensee of the commencement and nature of such cause and uses its reasonable efforts to render performance in a timely manner.

14. ASSIGNMENT. Either Party may assign its rights and obligations under this Agreement, in whole or in part, to another party subject to providing prior written notice of such assignment to the other Party.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and federal laws of Canada applicable therein. The Parties submit to the exclusive jurisdiction of the courts of located in Toronto, Ontario.

16. AMENDMENTS AND WAIVERS. This Agreement may not be modified unless agreed to in writing by both Parties. Any consent by a Party to, or waiver of a breach by the other, whether express or implied, shall not constitute a consent to or waiver of or excuse for any other different or subsequent breach unless such waiver or consent is in writing and signed by the Party claimed to have waived or consented. Except as otherwise provided herein, no term or provision hereof shall be deemed waived and no breach excused.

17. SEVERABILITY. If any part of this Agreement is held to be unenforceable or invalid, it will be severed from the rest of this Agreement, which shall continue in full force and effect.

18. ENTIRE AGREEMENT. This Agreement and any schedules or other documents referred to herein, constitutes the entire agreement between the Parties relating to the licensing of the Technology and supersedes all prior written or oral agreements, representations and other communications between the Parties, and shall enure to the benefit of and be binding upon each of the Parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties by their duly authorized officers, have executed this Agreement as of the Effective Date set out above.

GSN DREAMWORKS, INC.

Per:

ABC ACQUISITION CORP. 1501

Per: Title:

Schedule A - Description of the Technology

GSN Dreamworks Inc. has developed intellectual property for determining the economic potential and value of traditional forest inventories as carbon pools (or carbon storage properties) in connection with programs where verified carbon offset credits are bought, sold and traded, including:

  Processes, spreadsheets and other knowledge and data for raising government-sourced R & D funding in various fields of application that are pertinent to measuring forest biomass, carbon trading and the development of clean and green-related technologies;

  Mass and energy balance spreadsheets that describe, quantify and permit the development of projections relating to the generation of renewable energy from biofuels; and

  Carbon and methane evolution models that relate to wetlands in Ontario.

Exhibit 10.02
LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made effective as of ______________________ , 2010 (“Effective Date”) between:

R & B CORMIER ENTERPRISES INC.

an Ontario corporation with its head office located at ● (“Licensor”)

and

ABC ACQUISITION CORP.,
a Nevada corporation with its head office located at 375 N. Stephanie St., Ste 1411, Henderson, Nevada 89014
8909 (“Licensee”)

WHEREAS:

A. Licensor has developed an R-MAP technology (the “Technology”) which includes and/or incorporates the techniques, rights and other elements described more fully in Schedule A and in the documents and instruments identified therein and can be used to assess tracts of land for carbon-credit values anywhere in the world; and

B. Licensee wishes to license the use of the Technology for assessing tracts of land to determine carbon-credit values and other potential values (the “Use”), and Licensor has agreed to license the Technology for such Use, pursuant to the terms of this Agreement.

NOW THEREFORE, for and in consideration of the foregoing and of the mutual covenants and promises hereinafter contained, and in further consideration from each Party to the other given, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree and understand as follows:

1. DEFINITIONS. In this Agreement, the following terms shall have the meanings set out below:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” and “controlling” shall have a similar meaning;

“Business Day” means any day, from 9:00 a.m. to 5:00 p.m., which is not a Saturday, Sunday or a statutory federal or provincial holiday in the Province of Ontario;

“Confidential Information” means all data and information relating to the business and management of either Party, including the Technology, trade secrets, technology and accounting records to which access is obtained hereunder by the other Party, and any materials provided by Licensor to Licensee; provided, that Confidential Information shall not include any data or information which:

(i) is or becomes publicly available through no fault of the other Party;

(ii) is already in the rightful possession of a Party prior to its receipt from the other Party;

(iii) is already known to the receiving Party at the time of its disclosure to the receiving Party by the disclosing Party, and is not the subject of an obligation of confidence of any kind;

(iv) is rightfully obtained by the other Party from a third party;

(v) is disclosed with the written consent of the Party whose information it is; or

(vi) is disclosed pursuant to court order or other legal compulsion;

“Laws” means all federal, provincial, territorial, municipal and local statues, regulations and by-laws applicable to Licensor, Licensee, or the license, as the case may be, regarding the use of the Technology, and all orders, notices, rules, decisions, codes, guidelines, policies, directions, permits, approvals, licenses and similar authorizations issued, rendered or imposed by any level of government including any ministry, department or administrative or regulatory agency or authority;

“Modifications” means any enhancements, changes, corrections, improvements, translations, adaptations, revisions, developments, upgrades or updates to the Technology; and “Modify” shall mean the creation of any of the foregoing;

“Parties” means both Licensor and Licensee and “Party” means either one of them as the context requires;

“Person” includes an individual, sole proprietorship, corporation, limited liability corporation, not-for-profit corporation, partnership, trust, association, joint venture, unincorporated organization, the Crown or any agency or instrumentality thereof and any other judicial entity recognized by law; and

“Technology” means the R-MAP technology more fully described in Schedule A, including any Modifications that Licensor may provide to Licensee.

Other capitalized terms used in this Agreement but not defined in this Section 1 shall have the meanings set forth elsewhere in this Agreement.

2. LICENSE. Subject to the terms of this Agreement, Licensor hereby licenses to Licensee, for the use of Licensee, an irrevocable, non-transferable and exclusive right to apply and exploit the Technology in connection with the Use, either in Canada and elsewhere in the world, the foregoing being subject to the terms and conditions set forth in this Agreement.

3. LICENSE RESTRICTIONS. Except as otherwise provided in section 2 above, Licensee shall not:
(i) distribute, export, transmit, make Modifications to, transfer, adapt, loan, rent, lease, assign, sub-license or make available to another Person, the Technology, in any way, in whole or in part;

(ii) use the Technology unless the Use complies with applicable Laws;

(iii) allow the Use of the Technology by any third parties not authorized, pursuant to the terms of this Agreement, to use the Technology; or

(iv) otherwise use the Technology except as authorized herein.

Licensee agrees to take all reasonable precautions to prevent third parties from using the Technology in any way that would constitute a breach of this Agreement including, without limitation, such precautions as Licensee would otherwise take to protect its own proprietary software or information.

4. SUPPORT. Licensor will use commercially reasonable efforts to provide Licensee ongoing support for the Technology, Licensee’s license and the Use during the term of the Agreement, it being understood that if such support at any time requires or is expected to require material amounts of time, attention and resources from Licensor, then the parties will enter into a separate consulting agreement governing the terms and conditions for such support and any additional remuneration payable by Licensee to Licensor therefor.

5. ROYALTIES. Licensee shall pay to Licensor a royalty of 2.5% (the “Royalty”) shall be paid to Licensor on any revenue earned by Licensee from the Use of the License; provided that in lieu of paying such royalty on the first $225,000 of revenue earned by Licensee from the Use of the License, Licensee shall pre-pay the royalty on such revenue by issuing and delivering to Licensor 18,7500,000 common shares of Licensee, valued at $0.0003 per share (therefore having a value of $5,625).

6. LICENSOR’S LIMITED REPRESENTATIONS AND WARRANTIES. Licensor represents and warrants:
(i) Licensor has the authority to enter into this Agreement, is the owner of the Technology and has the right to grant all of the license rights herein;

(ii) all technology, know-how or other intellectual property that is owned or controlled by Licensor and that is or could reasonably be expected to be necessary or beneficial to operation and exploitation of the Technology in connection with the Use has been included in the Technology; and

(iii) Licensor has not granted any rights or licenses to the whole or any part of the Technology, or any other intellectual property or technology, that would conflict with this Agreement.

7. OWNERSHIP. The Parties acknowledge and agree that as between the Parties, Licensor shall be the owner of all intellectual property rights in the Technology, as well as all related Modifications, written materials, logos, trademarks, trade names, copyright, patents, trade secret and moral rights, registered or unregistered. No proprietary interests or title in or to the intellectual property in the Technology or any Modifications is transferred to Licensee by this Agreement. Licensor reserves all rights not expressly licensed to Licensee under section 2.

8. INDEMNIFICATION.
(i) Licensor agrees to indemnify Licensee from any and all third party claims, damages, losses or expenses (including without limitation, punitive damages, court costs, arbitration fees, penalties, fines, amounts paid in settlement of claims, and reasonable legal fees) (hereinafter referred to as the “Losses”) which Licensee or any of its respective officers or directors, may become liable for as a result of, or in connection with, any third party claim asserted against Licensee to the extent such claim is based upon a contention that the Technology, or any portion thereof, used within the scope of this Agreement infringes any patents, copyrights, trade secrets, trademarks or other intellectual property rights of any third party; provided that Licensee has notified Licensor in writing of such claim within ten (10) days of a responsible officer of Licensee becoming aware of such claim. Licensee agrees that Licensor has the right to defend the foregoing claims; and provided further that if Licensee has notified Licensor in writing of such claim and Licensor does not take reasonable actions to vigorously defend such claims within ten (10) days of such notice, Licensee may defend such actions in the place and stead of, and at the expense of, Licensor, with Licensee being entitled to reimbursement of the costs reasonably incurred in so doing and/or to deduct such costs from outstanding and/or future Royalty payments.

(ii) Licensor agrees to indemnify Licensee from any and all Losses which Licensee or any of its respective officers or directors may become liable for as a result of, or in connection with, any third party claim asserted against Licensee to the extent such claim is based upon a use or application of the Technology by any party other than Licensee; provided that Licensee has notified Licensor in writing of such claim within ten (10) days of a responsible officer of Licensee becoming aware of such claim. Licensee agrees that Licensor has the right to defend the foregoing claims; provided that if Licensee has notified Licensor in writing of such claim and Licensor does not take reasonable actions to vigorously defend such claims within ten (10) days of such notice, Licensee may defend such actions in the place and stead of, and at the expense of, Licensor, with Licensee being entitled to reimbursement of the costs reasonably incurred in so doing and/or to deduct such costs from outstanding and/or future Royalty payments.

(iii) Subject to paragraphs (i) and (ii) of this Section 8, Licensee agrees to indemnify Licensor from any and all Losses which Licensor or any of its respective officers or directors may become liable for as a result of, or in connection with, any third party claim asserted against Licensor to the extent such claim is based upon Licensee’s operation or exploitation of the Technology within the Use, or Licensee’s use of the Technology in material breach of this Agreement. Licensor agrees that Licensee has the right to defend the foregoing claims; provided that if Licensor has notified Licensee in writing of such claim and Licensee does not take reasonable actions to vigorously defend such claims within ten (10) days of such notice, Licensor may defend such actions in the place and stead of, and at the expense of, Licensee.

(iv) If the Technology or any portion thereof is held to constitute an infringement of another Person’s rights, and use thereof is enjoined, Licensor shall, at its election and expense, either:
a. procure the right to use the infringing element of the Technology; or

b. replace or modify the element of the Technology, so that the infringing portion is no longer infringing and still performs the same function without any material loss of functionality; and

c. make every reasonable effort to correct the situation with minimal effect upon the operations of Licensee.

Notwithstanding the foregoing, Licensor shall have no liability for any claim of infringement based on Use of other than a current, unaltered release of the Technology available from Licensor if such infringement would have been avoided by the use of a current, unaltered release of the Technology.

9. CONFIDENTIALITY. Each of Licensor and Licensee shall use reasonable efforts (and, in any event, efforts that are no less than the efforts used to protect its own Confidential Information) to protect from disclosure such information that is the Confidential Information of the other. Each of Licensor and Licensee shall divulge such Confidential Information only to its employees or agents who require access to it for the purposes of this Agreement or as otherwise provided in this Agreement. Each of Licensor and Licensee (the “Indemnifying Party”) agree to indemnify the other (the “Indemnified Party”) for all Losses incurred by the Indemnified Party as a result of a failure of the Indemnifying Party to comply with its obligations under this section 9; provided that the Indemnified Party has given prompt notice of any such claim and, to the extent that a claim may lie against a third party for the unauthorized disclosure of such Confidential Information, the right to control and direct the investigation, preparation, action and settlement of each such claim; and further provided that the Indemnified Party reasonably co-operates with the Indemnifying Party in connection with the foregoing and provides the Indemnifying Party with all information in the Indemnified Party’s possession related to such claim and such further assistance as reasonably requested by the Indemnifying Party.

28. LIMITATION OF LIABILITY. The limitation of liability provisions of this Agreement reflect an informed voluntary allocation of the risks (known and unknown) that may exist in connection with the licensing of the Technology hereunder by Licensor, and such voluntary risk allocation represents a material part of the Agreement reached between Licensor and Licensee.
(A) THE TECHNOLOGY IS NOT GUARANTEED AND IS PROVIDED “AS IS”, AND LICENSOR GIVES NO OTHER REPRESENTATIONS, WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES AS TO UNINTERRUPTED OR ERROR FREE OPERATION, MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE, OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

(B) IN NO EVENT SHALL LICENSOR OR LICENSEE, OR THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS BE LIABLE TO THE OTHER PARTY FOR ANY CLAIM FOR: (i) PUNITIVE, EXEMPLARY, OR AGGRAVATED DAMAGES, (ii) DAMAGES FOR LOSS OF PROFITS OR REVENUE, FAILURE TO REALIZE EXPECTED SAVINGS OR LOSS OF USE; (iii) INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES; (iv) CONTRIBUTION, INDEMNITY OR SET-OFF IN RESPECT OF ANY CLAIMS AGAINST LICENSEE; (v) ANY DAMAGES WHATSOEVER RELATING TO THIRD-PARTY PRODUCTS OR SERVICES; OR (vi) ANY DAMAGES WHATSOEVER RELATING TO INTERRUPTION, DELAYS, ERRORS OR OMISSIONS.
11. TERM AND TERMINATION. The term of this Agreement shall be for five (5) years (the “Initial Term”) and, provided that at the end of the Initial Term, and later at the end of each Renewal Term (as defined in this section) Licensee has paid all Royalties owing hereunder, the Agreement shall automatically renew for successive terms of five (5) years (each a “Renewal Terms”) unless terminated by Licensee in writing not less than thirty (30) days prior to the expiration of the Initial Term or any Renewal Term (the “Term”).

Either Party shall have the right on prior written notice to the other Party to terminate this Agreement if:

(i) the other Party fails to pay an amount to the other when due hereunder and such breach is not cured within thirty (30) days after written notice of such breach is given to it by the other Party;

(ii) the other Party files a voluntary, or consents to an involuntary, petition in bankruptcy or insolvency or petitions for reorganization under any bankruptcy law (and such is not dismissed within ten (10) days);

(iii) there is an order, judgment or decree by a court of competent jurisdiction, upon the application of a creditor, approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of the other Party’s assets and such order, judgment or decree continues in effect for a period of thirty (30) consecutive days; or

(iv) the other Party fails to perform any of the other material obligations set forth in this Agreement and such default: (i) in the case of a default which is remediable continues for a period of thirty (30) days after written notice of such failure has been given by the non-defaulting Party; or (ii) in the case of a non-remediable default, immediately upon notice.

Upon the termination or expiry of this Agreement, pursuant to its terms:

a) Licensee shall immediately deliver to Licensor any of Licensor’s Confidential Information provided hereunder (including the Technology and Documentation) then in its possession or control, if any, and shall deliver a certificate of an officer of Licensee certifying the completeness of same;

b) Licensee shall refrain from further use of such Confidential Information; and

c) Licensee shall forthwith pay all sums owing to Licensor hereunder.

Nothing in this section 11 shall limit either Party’s rights or remedies available at law, in equity or otherwise.
12. SURVIVAL. The applicable provisions of sections 6 through 11 shall survive the expiry or termination of this Agreement.

13. FORCE MAJEURE. Dates and times by which any Party is required to render performance under this Agreement shall be automatically postponed to the extent and for the period that Licensor is prevented from meeting them by reason of any cause beyond its reasonable control; provided that such Party notifies Licensee of the commencement and nature of such cause and uses its reasonable efforts to render performance in a timely manner.

14. ASSIGNMENT. Either Party may assign its rights and obligations under this Agreement, in whole or in part, to another party subject to providing prior written notice of such assignment to the other Party.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and federal laws of Canada applicable therein. The Parties submit to the exclusive jurisdiction of the courts of located in Toronto, Ontario.

16. AMENDMENTS AND WAIVERS. This Agreement may not be modified unless agreed to in writing by both Parties. Any consent by a Party to, or waiver of a breach by the other, whether express or implied, shall not constitute a consent to or waiver of or excuse for any other different or subsequent breach unless such waiver or consent is in writing and signed by the Party claimed to have waived or consented. Except as otherwise provided herein, no term or provision hereof shall be deemed waived and no breach excused.

17. SEVERABILITY. If any part of this Agreement is held to be unenforceable or invalid, it will be severed from the rest of this Agreement, which shall continue in full force and effect.

18. ENTIRE AGREEMENT. This Agreement and any schedules or other documents referred to herein, constitutes the entire agreement between the Parties relating to the licensing of the Technology and supersedes all prior written or oral agreements, representations and other communications between the Parties, and shall enure to the benefit of and be binding upon each of the Parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties by their duly authorized officers, have executed this Agreement as of the Effective Date set out above.

R & B CORMIER ENTERPRISES INC.

Per:

ABC ACQUISITION CORP. 1501

Per: Title:

Schedule A - Description of the Technology

  Intellectual property for conducting airborne surveys of forest lands in areas that are difficult to access and, in a statistically verifiable manner that is consistent with the requirements of carbon trading programs, permits an assessment of the potential biomass on such land and its value for carbon storage purposes or in other manners under or in connection with carbon trading programs.

  Remote mapping & photogrammetry correction coefficients for biometric and statistical routines to correct and enhance accuracy of automated biomass and land cover data derived from any and all methodologies, including remote sensing and multiple scale aerial/satellite imagery.

  In-house database of biometric algorithms for tree species relating crown area to stem diameter for all major commercial tree species for evaluation of carbon and forest inventory stocks.

Exhibit 10.03
CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is entered into as of the ____ day of ________________, 2010 by and between Luc C. Duchesne (“Consultant”) and ABC Acquisition Corp. 1501, a Delaware corporation (the “Company”).

WHEREAS, the Company and Consultant wish to enter into an agreement whereby Consultant will render certain services to the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

  Consulting Services. During the term of this Agreement, Consultant shall perform certain business and technology advisory and other consulting services in connection with the development and commercialization of a technology (the “Consulting Services”) to be used by the Company for enabling the use of traditional forest inventories and other tracts of property as carbon sequestration pools under carbon offsets programs (the “Technology”), as well as serve as the Company’s Chief Executive Officer, President and Treasurer/Chief Financial Officer. As consideration for Consultant's agreement to make the Consulting Services available to the Company, the Company shall grant Consultant 19,750,000 shares of the Company’s common stock, which shares shall be treated as having a value of $0.003 per share (having a value of $3,500). In addition to such grant of shares, Consultant shall be entitled to be paid such other remuneration for the Consulting Services, as and when provided, as may be agreed to between the Company and Consultant.

  Term; Termination Provisions. The term of this Agreement shall continue for a period of 3 years. However, the Company may elect to terminate this Agreement at any time upon notice to Consultant specifying an effective date for such termination.

  Improvements. Consultant acknowledges and agrees that any intellectual property arising from or included in any modifications or improvements to the Technology or any other rights owned, licensed or used by the Company shall, as between Consultant and the Company, be owned by the Company, and Consultant hereby assigns to the Company any interest he may have therein.

  Confidentiality Obligations.

4.1 Consultant hereby acknowledges that it may have received, or may receive in the future, certain confidential forward-looking statements, either written or oral, or other confidential or non-public information from the Company concerning the prospects of the Company (collectively, the “Confidential Information”). The term “Confidential Information” shall also include all reports, analyses, notes or other information that are based on, contain or reflect confidential or non-public information.

4.2 Consultant shall use the Confidential Information solely for the purpose of performing the services required to be performed by Consultant hereunder. Consultant shall keep all Confidential Information confidential by Consultant, and shall not disclose any Confidential Information to the public and/or to parties who are not employed by, affiliated with or consulting to the Company without the prior written consent of the Company.

4.3 Following the completion of its engagement by the Company, Consultant shall promptly return any Confidential Information in his possession to the Company, without retaining any copy thereof, and destroy all analyses, compilations, studies or other documents prepared by or for internal use which reflect, contain or embody Confidential Information.

4.4 Consultant hereby acknowledges that it is aware that relevant securities laws, regulations and stock exchange rules and policies prohibit any person who has material, non-public information concerning the Company or a possible transaction involving the Company from purchasing or selling securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity will use or otherwise take advantage of such material information before it has been generally disclosed.

4.5 For the purposes of this Agreement, the definition of “Confidential Information” shall not include information which: (A) has been made previously available to the public by the Company at the applicable time; (B) is or, at the applicable time, becomes generally available to the public, unless the public disclosure of such information is made in a manner that violates an obligation of confidentiality owed to the Company; (C) prior to disclosure to Consultant or Consultant’s representatives or agents, was already rightfully in any such person's possession; or (D) is obtained by Consultant or Consultant’s representatives or agents from a third party who is lawfully in possession of such information, and not in violation of any contractual, legal or fiduciary obligation to the Company with respect to such information, and who does not require Consultant to refrain from disclosing such information to others.

5. Status of Consultant as Independent Contractor.

5.1 Using its best efforts, Consultant shall devote such time to the performance of the Consulting Services described in this Agreement as may be necessary to satisfactorily complete the said services.

5.2 Consultant shall be an independent contractor in the performance of this Agreement, and shall not be deemed an employee of the Company for any purpose whatsoever. Consultant shall not participate in any benefit programs for the Company employees, including without limitation health benefits, life insurance, pension or profit sharing plans and paid vacation and sick leave. However, with the consent of the Board of Directors of the Company, Consultant may participate in stock option plans.

6. Remedies and Enforcement. The obligations of Consultant contained in Section 3 shall not be excused by any conduct of the Company. Consultant acknowledges that any breach or threatened breach of the provisions of Section 3 would result in irreparable harm which may not be adequately compensated for by monetary damages. Accordingly, in addition to any other rights the Company may have at law or in equity, including for damages resulting from a breach of Section 3, and without any necessity of proof of actual damage, the Company may obtain injunctive relief against the breach or continued breach of such provision. It is the understanding of Consultant and the Company that both damages and injunctive relief shall be proper modes of relief and are not to be considered as alternative remedies. If the Company brings any action to enforce this Agreement, the Court shall, in addition, to any legal or equitable relief awarded by the court, award the Company its reasonable legal fees and expenses.

7. Miscellaneous.

7.1 This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements. This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the parties.

7.2 The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted. If any provision is unenforceable because it is overbroad, the parties agree that such provision shall be limited to the extent necessary to make it enforceable, it being the intent of the parties that provisions of this Agreement be enforced to the maximum extent possible.

7.3 This Agreement shall be deemed to have been entered into in, and shall be construed and enforced in accordance with the laws of, the Province of Ontario.

7.4 The failure of any party to insist, in any one or more instances, upon the performance of any of the terms or conditions of this Agreement or to exercise any right, shall not be construed as a waiver of the future performance of any such term or condition or the future exercise of such right.

7.5 Any notice to be given shall be sufficiently given when received, and, if mailed, shall be deemed received three (3) business days after the date of mailing if sent by certified mail, postage prepaid, to the address of the party set forth below (or to such other address as the party shall designate by written notice).

If to the Company, to: ABC Acquisition Corp. 1501 Attention: Chief Executive Officer

If to Consultant, to:

6.6 Consultant may not assign or subcontract his rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign its rights to any affiliated entity.

IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

ABC ACQUISITION CORP. 1501

By: Name: Title:

CONSULTANT:

LUC C. DUCHESNE

Exhibit 10.04
CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is entered into as of the ____ day of _________________, 2010 by and between Rob Cormier (“Consultant”) and ABC Acquisition Corp. 1501, a Delaware corporation (the “Company”).

WHEREAS, the Company and Consultant wish to enter into an agreement whereby Consulting will render certain services to the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

  Consulting Services. During the term of this Agreement, Consultant shall perform certain business and technology advisory and other consulting services in connection with the development and commercialization of an R-MAP technology (the “Consulting Services”) to be used by the Company for enabling the use of traditional forest inventories and other tracts of property as carbon sequestration pools under carbon offsets programs (the “Technology”), as well as serve as the Company’s Vice-President/Operations and Secretary. As consideration for Consultants’ agreement to make the Consulting Services available to the Company, the Company shall grant Consultant 19,750,000 shares of the Company’s common stock, which shares shall be treated as having a value of $0.0003 per share (having a value of $3,500). In addition to such grant of shares, Consultant shall be entitled to be paid such other remuneration for the Consulting Services, as and when provided, as may be agreed to between the Company and Consultant.

  Term; Termination Provisions. The term of this Agreement shall continue for a period of 3 years. However, the Company may elect to terminate this Agreement at any time upon notice to Consultant specifying an effective date for such termination.

  Improvements. Consultant acknowledges and agrees that any intellectual property arising from or included in any modifications or improvements to the Technology or any other rights owned, licensed or used by the Company shall, as between Consultant and the Company, be owned by the Company, and Consultant hereby assigns to the Company any interest he may have therein.

  Confidentiality Obligations.

4.1 Consultant hereby acknowledges that it may have received, or may receive in the future, certain confidential forward-looking statements, either written or oral, or other confidential or non-public information from the Company concerning the prospects of the Company (collectively, the “Confidential Information”). The term “Confidential Information” shall also include all reports, analyses, notes or other information that are based on, contain or reflect confidential or non-public information.

4.2 Consultant shall use the Confidential Information solely for the purpose of performing the services required to be performed by Consultant hereunder. Consultant shall keep all Confidential Information confidential by Consultant, and shall not disclose any Confidential Information to the public and/or to parties who are not employed by, affiliated with or consulting to the Company without the prior written consent of the Company.

4.3 Following the completion of its engagement by the Company, Consultant shall promptly return any Confidential Information in his possession to the Company, without retaining any copy thereof, and destroy all analyses, compilations, studies or other documents prepared by or for internal use which reflect, contain or embody Confidential Information.

4.4 Consultant hereby acknowledges that it is aware that relevant securities laws, regulations and stock exchange rules and policies prohibit any person who has material, non-public information concerning the Company or a possible transaction involving the Company from purchasing or selling securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity will use or otherwise take advantage of such material information before it has been generally disclosed.

4.5 For the purposes of this Agreement, the definition of “Confidential Information” shall not include information which: (A) has been made previously available to the public by the Company at the applicable time; (B) is or, at the applicable time, becomes generally available to the public, unless the public disclosure of such information is made in a manner that violates an obligation of confidentiality owed to the Company; (C) prior to disclosure to Consultant or Consultant’s representatives or agents, was already rightfully in any such person's possession; or (D) is obtained by Consultant or Consultant’s representatives or agents from a third party who is lawfully in possession of such information, and not in violation of any contractual, legal or fiduciary obligation to the Company with respect to such information, and who does not require Consultant to refrain from disclosing such information to others.

5. Status of Consultant as Independent Contractor.

5.1 Using its best efforts, Consultant shall devote such time to the performance of the Consulting Services described in this Agreement as may be necessary to satisfactorily complete the said services.

5.2 Consultant shall be an independent contractor in the performance of this Agreement, and shall not be deemed an employee of the Company for any purpose whatsoever. Consultant shall not participate in any benefit programs for the Company employees, including without limitation health benefits, life insurance, pension or profit sharing plans and paid vacation and sick leave. However, with the consent of the Board of Directors of the Company, Consultant may participate in stock option plans.

6. Remedies and Enforcement. The obligations of Consultant contained Section 3 shall not be excused by any conduct of the Company. Consultant acknowledges that any breach or threatened breach of the provisions of Section 3 would result in irreparable harm which may not be adequately compensated for by monetary damages. Accordingly, in addition to any other rights the Company may have at law or in equity, including for damages resulting from a breach of Section 3, and without any necessity of proof of actual damage, the Company may obtain injunctive relief against the breach or continued breach of such provision. It is the understanding of Consultant and the Company that both damages and injunctive relief shall be proper modes of relief and are not to be considered as alternative remedies. If the Company brings any action to enforce this Agreement, the Court shall, in addition, to any legal or equitable relief awarded by the court, award the Company its reasonable attorneys fees and expenses.

7. Miscellaneous.

7.1 This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements. This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the parties.

7.2 The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted. If any provision is unenforceable because it is overbroad, the parties agree that such provision shall be limited to the extent necessary to make it enforceable, it being the intent of the parties that provisions of this Agreement be enforced to the maximum extent possible.

7.3 This Agreement shall be deemed to have been entered into in, and shall be construed and enforced in accordance with the laws of, the Province of Ontario.

7.4 The failure of any party to insist, in any one or more instances, upon the performance of any of the terms or conditions of this Agreement or to exercise any right, shall not be construed as a waiver of the future performance of any such term or condition or the future exercise of such right.

7.5 Any notice to be given shall be sufficiently given when received, and, if mailed, shall be deemed received three (3) business days after the date of mailing if sent by certified mail, postage prepaid, to the address of the party set forth below (or to such other address as the party shall designate by written notice).

If to the Company, to: ABC Acquisition Corp. 1501 Attention: Chief Executive Officer

If to Consultant, to:

6.6 Consultant may not assign or subcontract his rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign its rights to any affiliated entity.

IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

ABC ACQUISITION CORP. 1501

By: Name: Title:

CONSULTANT:

ROBERT G. CORMIER

Exhibit 16.01

UHY LLP
Certified Public Accountants

26200 American Drive, Suite 400
Southfield, MI 48034-6173

Telephone 248-355-0280
Fax 248-355-0157
Web www.uhy-us.com

June 4, 2010

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by ABC Acquisition Corp. 1501, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report filed on June 7, 2010. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

UHY LLP

UHY LLP

An Independent Member of Urbach Hacker Young International Limited